Exhibit 99.2

Trans Energy, Inc. to Present at IPAA’s Oil and Gas Investment Symposia

ST. MARYS, WV, September 24, 2012 /PRNewswire/ — Trans Energy, Inc. (OTC BB:TENG) Chairman Steve Lucado and President John Corp will present tomorrow, Tuesday, September 25, 2012 at the IPAA Oil and Gas Symposia being held at the Palace Hotel located in San Francisco, California. The presentation will begin at 9:45 a.m. Pacific Time (12:45 p.m. Eastern time) and will be webcast live.

The webcast of the Trans Energy, Inc. presentation can be accessed at the following internet address:

https://investor.shareholder.com/ipaa/eventdetail.cfm?eventid=118613

About Trans Energy, Inc.

Trans Energy, Inc. (OTC Bulletin Board: TENG) is a pure play Marcellus shale producer that engages in the acquisition, exploration, development, exploitation and production of oil and natural gas. Further information can be found on the Company’s website at www.transenergyinc.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 - Forward-looking statements in this release do not constitute guarantees of future performance. Such forward-looking statements are subject to risks and uncertainties that could cause our actual results to differ materially from those anticipated. Forward-looking statements in this document include statements regarding the Company’s exploration, drilling and development plans, the Company’s expectations regarding the timing and success of such programs. Factors that could cause or contribute to such differences include, but are not limited to, fluctuations in the prices of oil and gas, uncertainties inherent in estimating quantities of oil and gas reserves and projecting future rates of production and timing of development activities, competition, operating risks, acquisition risks, liquidity and capital requirements, the effects of governmental regulation, adverse changes in the market for the Company’s oil and gas production, dependence upon third-party vendors, and other risks detailed in the Company’s periodic report filings with the Securities and Exchange Commission. For a more detailed discussion of the risks and uncertainties of our business, please refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed with the Securities and Exchange Commission. We assume no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.